CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that to the best of his knowledge (1) this Annual Report of Commercial Net Lease Realty, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section [13(a)/15(d)] of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of the Company as of December 31, 2002 and December 31, 2001 and its results of operations for the years ended December 31, 2002, 2001 and 2000.

March 28, 2003	/s/ James M. Seneff, Jr.

Date	Name: James M. Seneff, Jr. Title: Chief Executive Officer
A signed original of this written statement required by Section 906 has been provided to Commercial Net Lease Realty, Inc. and will be retained by Commercial Net Lease Realty, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.